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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

          PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES ACT OF 1934



Date of Report (Date of earliest event reported)
                                        October 15, 2003 (October 15, 2003)



                         RTI INTERNATIONAL METALS, INC.
             (Exact name of registrant as specified in its charter)



     Ohio                        001-14437                      52-2115953
(State or other                 (Commission                 (I.R.S. Employer
jurisdiction of                 File Number)               Identification No.)
incorporation)



                               1000 Warren Avenue
                                     Niles, OH                         44446
                     (Address of principal executive offices)        (Zip Code)


Registrant's telephone number, including area code               (330) 544-7700

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ITEM 5.  Niles, Ohio - RTI International Metals, Inc., (NYSE: RTI) announced today a labor contract extension, of one week, between its titanium mill subsidiary, RMI Titanium Company and the United Steelworkers of America, while they seek to negotiate a new Labor Agreement. The old agreement, which covered workers at the Company's Niles, Ohio plant, expired at 12:01 am on October 15, 2003.

         RTI International Metals, headquartered in Niles, Ohio, through its various subsidiaries, manufactures and distributes titanium and specialty metal mill products and extruded shapes, as well as engineered systems for energy-related markets and environmental engineering services. The Company's products are used for aerospace, defense, energy, chemical and consumer applications for customers around the world.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                RTI INTERNATIONAL MEETALS, INC.



                                                /s/ Gordon L. Berkstresser

                                                Gordon L. Berkstresser
                                                Vice President and Controller


Date:    October 15, 2003
         Niles, Ohio